Calculation of Filing Fee Tables
S-4
HERITAGE FINANCIAL CORP /WA/
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, no par value per share	Other	7,167,600		$ 145,409,898.00	0.0001381	$ 20,081.11
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 145,409,898.00		$ 20,081.11
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 20,081.11
Offering Note
[1]	(a) This Registration Statement on Form S-4 covers the estimated maximum number of shares of common stock, no par value per share, of Heritage Financial Corporation ("Heritage," and such shares, the "Heritage common stock") to be issued upon the completion of the transactions contemplated by the Agreement and Plan of Merger, dated September 25, 2025, between Olympic Bancorp, Inc. ("Olympic") and Heritage (as may be amended, the "merger agreement" and such transactions contemplated thereby, the "merger"). The "Amount Registered" listed here is based upon the product of (x) the maximum number of shares of Class A voting common stock, no par value per share and Class B nonvoting common stock, no par value per share, of Olympic (together, the "Olympic capital stock") outstanding as of November 10, 2025 or issuable in connection with the merger, collectively equal to 159,280, multiplied by (y) the exchange ratio of 45.0 shares of Heritage common stock for each share of Olympic capital stock. In the event the number of shares of Heritage common stock required to be issued to consummate the merger described herein is increased after the date this Registration Statement on Form S-4 is declared effective, Heritage will register such additional shares in accordance with Rule 413 under the Securities Act of 1933, as amended (the "Securities Act"), by filing a registration statement pursuant to Rule 462(b) or Rule 429 under the Securities Act, as applicable, with respect to such additional shares. (b) The "Maximum Aggregate Offering Price" listed here is estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities, and calculated in accordance with Rule 457(f)(2) promulgated thereunder. The maximum aggregate offering price ($145,409,898) is the product of (i) the book value per share, as of November 10, 2025, of the Olympic capital stock ($912.92 per share), multiplied by (ii) the estimated maximum number of shares of Olympic capital stock that may be exchanged or converted in the merger for the securities being registered (159,280).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A